SECURITIES PURCHASE AGREEMENT

                  SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of February 6, 1997, by and among WinStar Communications, Inc., a Delaware corporation (the "Company"), WinStar Credit Corp., a Delaware corporation and wholly owned subsidiary of the Company ("WCC" and, together with the Company, the "Sellers"), and each of the purchasers (individually, a "Purchaser" and, collectively, the "Purchasers") set forth on the execution pages hereof (the "Execution Pages").


                  WHEREAS, the Company, WCC and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act");

                  WHEREAS, each of the Purchasers desires to purchase, upon the terms and conditions stated in this Agreement, the number of units (the "Units") set forth on Schedule 1(a) hereto, each Unit consisting of (a) one thousand shares of the Company's 6% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), and (b) warrants (the "Warrants"), in the form attached hereto as Exhibit B, to purchase 400 shares of the Company's common stock, par value $0.01 per share (the Common Stock), at an exercise price of $25.00 per share, subject to adjustment as provided therein. The rights, preferences and privileges of the Preferred Stock, including the terms upon which such Preferred Stock is convertible into shares of Common Stock are set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as Exhibit A (the "Certificate of Designation"). The shares of Preferred Stock to be issued and sold hereunder are hereinafter referred to as the "Preferred Shares";

                  WHEREAS, immediately prior to the Closing Date the Company will make a contribution to the capital of WCC consisting of 416,670 shares of Preferred Stock and 166,668 Warrants to provide for WCC's sale of such Preferred Stock and Warrants to the Purchasers pursuant to this Agreement;




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                  WHEREAS,  contemporaneous  with the  execution and delivery of this Agreement the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

                  NOW, THEREFORE, the Company, WCC and the Purchasers hereby agree as follows:

     1. Purchase and Sale of the Units.

     (a) Purchase of the Units. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, on February 11, 1997 (the "Closing Date") the Company shall issue and the Sellers shall sell to each Purchaser and each Purchaser shall purchase from the Sellers that number of Units set forth next to such Purchaser's name on Schedule 1(a) attached hereto. The purchase price for each Unit shall be $25,000.

     (b) Form of Payment. On the Closing Date each Purchaser shall pay the aggregate purchase price for the Units purchased by such Purchaser by wire transfer to the Company or WCC, as the case may be, in accordance with the appropriate Seller's written wiring instructions, against delivery of duly executed certificates representing the Preferred Shares and the Warrants comprising the Units, and the Sellers shall deliver such certificates against delivery of such aggregate purchase price.

     2. Purchasers' Representations and Warranties. Each Purchaser, solely with respect to such Purchaser, represents and warrants to the Sellers that:

     (a) Investment Purpose. Purchaser is purchasing the Preferred Shares, the shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the Certificate of Designation (the "Conversion Shares"), the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares" and, collectively with the Preferred Shares, the Conversion Shares and the Warrants, the "Securities")) for Purchaser's own account, for investment purposes only and not with a view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration


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requirements of the Securities Act or sales registered under the Securities Act.
Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement.

     (b) Accredited Investor Status. Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a)(1), (2), (3) (5) or (7) of Regulation D.

     (c) Reliance on Exemptions. Purchaser understands that the Units are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States Federal and state securities laws and that the Sellers are relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Preferred Shares and the Warrants.

     (d) Information. Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company (including without limitation, the SEC Documents (as hereinafter defined))and materials relating to the offer and sale of the Securities which have been requested by Purchaser or its counsel. Purchaser and its counsel, if any, have been afforded the opportunity to ask questions of the Company and have received what Purchaser believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or its counsel or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Sellers'
representations and warranties contained in Section 3 below. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

     (e) Governmental Review. Purchaser understands that no United States Federal or state agency or any other government or governmental agency has passed upon the merits of or made any recommendation or endorsement of the Securities.

     (f) Transfer or Resale. Purchaser understands that (i) the Securities have not been and, except as provided in the Registration Rights Agreement, are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred unless (a) subsequently registered thereunder, or (b) Purchaser shall have delivered to the Company an opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (together with, if requested by the Company, a certificate from the transferee containing representations consistent with the conclusions contained in such opinion in form and substance reasonably acceptable to the Company) or (c) sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to the Registration Rights Agreement.

     (g) Legends. Purchaser understands that the Preferred Shares, the Warrants and the certificates for the Conversion Shares and Warrant Shares (until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144 without any restriction as to the public resale thereof) shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
              BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
               AMENDED (THE "SECURITIES ACT"). THE SECURITIES HAVE
             BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT
      BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO
                         (A) AN EFFECTIVE REGISTRATION
              STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT
     AND ANY APPLICABLE STATE SECURITIES LAW, (B) AN OPINION OF COUNSEL, IN
      FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE
         STATE SECURITIES LAW OR (C) RULE 144 UNDER THE SECURITIES ACT.

     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement and in accordance with the prospectus delivery requirements set forth in the rules promulgated by the SEC or in compliance with an exemption from the registration requirements of applicable securities law. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 (without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold), which legend shall be removed when such Security may again be sold pursuant to an effective registration statement or Rule 144 (without the aforementioned restriction).

     (h) Authorization; Enforcement. Purchaser has full right, power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereunder and thereunder. This
Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their terms.

     (i) Residency; Citizenship. Purchaser is a resident of the state and a citizen of the country set forth next to Purchaser's name on Schedule 1(a).

     (j) Acknowledgments Regarding Placement Agent. Purchaser acknowledges that Credit Suisse First Boston Corporation is acting as placement agent (the "Placement Agent") for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. Purchaser further acknowledges that the Placement Agent has acted solely as placement agent in connection with the offering of the Securities by the Sellers, that the information and data provided to Purchaser and referred to in subsection (d) above have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Purchaser further acknowledges that in making its decision to enter into this Agreement and purchase the Securities it has relied on its own examination of the Company and the terms of, and the risks and consequences, of holding, the Securities.

     (k) Acknowledgment of Use of Proceeds. The Purchaser acknowledges and understands that the Company and WCC intend to use the proceeds derived from the sale of the Securities for working capital for the Company's telecommunications and non-telecommunications businesses and to make investments in, acquire, make loans to, or otherwise enter into business arrangements with, companies which may or may not be involved in the telecommunications business. In that connection, the Company and/or WCC may contribute such proceeds to WinStar New Media Company, Inc. and other subsidiaries of the Company which acquire, produce and distribute information and entertainment content or engage in other non-telecommunication businesses.

     (l) 10% Owner. After giving effect to the purchase of Preferred Stock and Warrants hereunder, such Purchaser will not own 10% or more of the voting securities of the Company.

     3. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that:

     (a) Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, properties, financial condition or prospects of the Company and its direct and indirect subsidiaries on a consolidated basis or on the transactions contemplated hereby.

     (b) Authorization; Enforcement. (i)(a) The Sellers have the requisite corporate power and authority to enter into and perform this Agreement, and the Company has the requisite corporate power and authority to enter into and perform the Registration Rights Agreement and the Warrants and (b) the Company has the requisite corporate power and authority to issue and the Sellers have the requisite corporate power and authority to sell the Preferred Shares and the Warrants in accordance with the terms hereof and the Company has the requisite corporate power and authority to issue the Conversion Shares and Warrant Shares upon conversion of the Preferred Shares and exercise of the Warrants, respectively, in accordance with the terms thereof; (ii) the execution and delivery of this Agreement by the Sellers and the execution and delivery by the Company of the Registration Rights Agreement and the Warrants and the consummation by the Sellers of the transactions contemplated hereby and thereby (including without limitation the issuance by the Company of the Preferred Shares and the Warrants and the issuance and reservation for issuance by the Company of the Conversion Shares and Warrant Shares issuable upon conversion and exercise thereof) have been duly authorized by the Company's or WCC's Board of Directors, as the case may be, and no further consent or authorization of the Sellers, each of their Board or Directors or its stockholders is required (under Rule 4460(i) promulgated by the National Association of Securities Dealers (the "NASD") or otherwise); (iii) this Agreement has been duly executed and delivered by the Sellers; and (iv) this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants such agreements will constitute, valid and binding obligations of the Company and/or WCC, as the case may be, and will be enforceable against the Company or WCC, as the case may be, in accordance with their terms.

     (c) Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock and the number of shares issued and outstanding (including the number of shares reserved for issuance pursuant to the Company's stock option plans and the number of shares reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock) is set forth on Schedule 3(c). All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Preferred Shares, the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in Schedule 3(c) or as contemplated herein, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement and agreements pursuant to which the Company has already filed registration statements). The Company has furnished to counsel for the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation") and the Company's By-laws as in effect on the date hereof (the "By-laws"). Prior to the Closing Date, the Certificate of Designation, in the form attached as Exhibit A hereto, will have been duly filed with the Secretary of State of Delaware and, on and after the Closing Date, the Purchasers will be entitled to the rights set forth therein. The Sellers shall provide Purchasers with a written update of this representation signed by the Seller's Chief Executive Officer, Chief Financial Officer or Executive Vice President on behalf of the Company as of the Closing Date.

     (d) Issuance of Shares. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to or in violation of preemptive rights or other similar rights of stockholders of the Company. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Shares and exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to or in violation of preemptive rights or other similar rights of stockholders of the Company.

     (e) No Conflicts. The execution, delivery and performance of this Agreement by the Sellers, the execution, delivery and performance of the Registration Rights Agreement and the Warrants by the Company, the performance by the Company of its obligations under the Certificate of Designation, and the consummation by the Sellers of the transactions contemplated hereby and thereby (including without limitation the issuance by the Company of the Preferred Shares and the Warrants and the issuance and reservation for issuance by the Company of the Preferred Shares (as payment of a dividend or otherwise), Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of the Certificate of Incorporation or By-laws (although Purchaser understands that the Company currently has 75,000,000 shares of Common Stock authorized and 49,505,119 shares of Common Stock outstanding after giving effect to the exercise of all outstanding options and warrants and conversion of all convertible securities as of the date hereof and that, accordingly, if the market price of the Common Stock decreases significantly, the Company may not have a sufficient number of shares of Common Stock authorized to issue upon conversion of the Preferred Stock or exercise of the Warrants, in which case the Company shall use its best efforts to promptly increase its authorized Common Stock to accommodate such issuances), (ii) conflict with or result in a breach or violation of any terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law or any rule, regulation, order, judgment or decree of any court or governmental agency (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for, in the case of both (ii) and (iii) above, such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither of the Sellers is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants or to perform its obligations under the Certificate of Designation, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the Nasdaq National Market ("NASDAQ") and does not reasonably anticipate that the Common Stock will be delisted from NASDAQ for the foreseeable future.

     (f) SEC Documents, Financial Statements. Since December 31, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, taken together with, and as supplemented by, the Company's preliminary prospectus dated December 20,
1996) being hereinafter referred to herein as the "SEC Documents"). The Sellers have delivered to counsel for the Purchasers true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents at the time they were filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents or except as set forth on Schedule 3(f), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Sellers have not provided to any Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Sellers but which has not been so disclosed; provided; however, that the Purchasers acknowledge that the Company has disclosed to them preliminary estimates of its operating results for the year ended December 31, 1996 ("96 Results").

     (g) Absence of Certain Changes. Since September 30, 1996, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company, except as disclosed in the SEC Documents. Purchaser acknowledges that the 96 Results do not constitute such a material adverse change or development.

     (h) Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation (collectively, "Proceedings") before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, except for such Proceedings which, if determined adversely to the Company, would not, singly or in the aggregate, have a Material Adverse Effect.

     (i) Disclosure. All information relating to or concerning the Sellers set forth in this Agreement, taken together with, and as supplemented by, the SEC Documents, is true and correct in all material respects and the Sellers have not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

     (j) Acknowledgment Regarding Purchasers' Purchase of the Securities. The Sellers acknowledges and agree that the Purchasers are not acting as financial advisors or fiduciaries of the Sellers (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by Purchasers, or any of their respective representatives or agents, in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers' purchase of the Preferred Shares and the Warrants. The Sellers further represent to the Purchasers that the Sellers' decision to enter into this Agreement has been based solely on the independent evaluation of the Sellers and their representatives.

     (k) Current Public Information. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

     (l) No General Solicitation. Neither of the Sellers nor, to either of the Seller's knowledge, any distributor participating on the Sellers' behalf in the transactions contemplated hereby (if any), nor to either of the Seller's knowledge any person acting for the Sellers or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

     (m) No Integrated Offering. Neither the Sellers, nor any of their affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act.

     (n) No Brokers. Neither of the Sellers has taken any action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agent, whose customary fee and certain expenses will be paid by the Company.

     4. Covenants.

     (a) Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and 7 of this Agreement.

     (b) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Preferred Stock and the Warrants for sale to the Purchasers pursuant to this Agreement under any applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to such Closing Date.

     (c) Reporting Status. So long as the Purchasers beneficially own any of the Securities and such Securities represent more than the right to receive only cash from the Company (or its successor) upon exercise thereof, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     (d) Use of Proceeds. The Sellers shall use the proceeds from the sale of the Units for general corporate purposes.

     (e) Financial Information. The Company agrees to send the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of its interest in the Securities: (i) within ten days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its proxy statements, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; and (ii) within two days after their release, copies of all press releases issued by the Company.

     (f) Reservation of Shares. Except as set forth in Section (3)(e)(i), the Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith and the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith. In that regard, a "sufficient number of shares" with respect to the Preferred Shares shall be deemed to be equal to such number of Conversion Shares issuable upon conversion of the outstanding Preferred Shares if the Conversion Price (as defined in the Certificate of Designation) were 50% of the Conversion Price then in effect. The Company shall not reduce the number of shares reserved for issuance of the Conversion Shares and the Warrant Shares without the consent of each of the Purchasers, which consent will not be unreasonably withheld.

     (g) Listing. The Company shall promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which the shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Preferred Shares and Warrant Shares from time to time issuable upon exercise of the Warrants.

     (h) Corporate Existence. So long as any Purchaser beneficially owns any Preferred Shares or Warrants and such Securities represent more than the right to receive only cash from the Company (or its successor) upon exercise thereof, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets where the surviving or successor entity in such transaction or the parent thereof assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to affect the conversion of all Preferred Shares and exercise in full of all Warrants outstanding as of the date of such transaction.

     (i) Expenses. The Company shall pay all expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement, including the fees and expenses of Cravath, Swaine & Moore, special counsel for the Purchasers.

     5. Transfer Agent Instructions. The Company shall instruct its transfer agent to issue certificates, registered in the name of the appropriate Purchaser or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by such Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants. Prior to registration of the Conversion Shares and Warrant Shares under the Securities Act or resale of such Securities under Rule 144, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) hereof, in the case of the Conversion Shares and Warrant Shares prior to registration of the Conversion Shares and Warrant Shares under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall, except as may be limited by applicable securities laws, otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Purchasers' obligation as set forth in Section 2(f) hereof to resell the Securities pursuant to an effective registration statement and in accordance with the prospectus delivery requirements set forth in the rules promulgated by the SEC or in compliance with an exemption from the registration requirements of any applicable securities laws. If a Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be reasonably acceptable to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, shall promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser.

     6. Conditions to the Company's Obligation to Sell. The obligation of the Company hereunder to issue and the obligation of each of the Sellers to sell the Units to each of the Purchasers on the Closing Date is subject to the satisfaction, or the waiver by the applicable Seller, on or before such Closing Date, of each of the following conditions:

     (a) Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Sellers;

     (b) Purchaser shall have delivered the aggregate purchase price for the Units purchased in accordance with Section 1(b) above;

     (c) Each representation and warranty of the Purchaser, on and as of the Closing Date, shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date (except for representations and warranties that speak as of a specific date) and Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser on or prior to the Closing Date;

     (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     7. Conditions to each Purchaser's Obligation to Purchase. The obligation of each of the Purchasers hereunder to purchase the Units on the Closing Date is subject to the satisfaction, or waiver by each of the Purchasers, on or before the Closing Date, of each of the following conditions:

     (a) Each of the Sellers shall have executed this Agreement and the Company shall have executed the Registration Rights Agreement, and delivered the same to the Purchasers;

     (b) The Certificate of Designation shall have been accepted for filing with the Secretary of State of Delaware, and a copy thereof certified by the Secretary of State shall have been delivered to counsel for the Purchasers;

     (c) The Sellers shall have delivered to each Purchaser duly executed certificates representing the Preferred Shares and Warrants being purchased in accordance with Section 1(b) above;

     (d) The Common Stock shall continue to be authorized for quotation on NASDAQ and trading in the Common Stock (or NASDAQ generally) shall not have been suspended by the SEC or NASD;

     (e) (i) Each representation and warranty of the Sellers shall be, on and as of the Closing Date, true and correct in all material respects with the same effect as though made on and as of the Closing Date (except for representations and warranties that speak as of a specific date other than the Closing Date),
(ii) the Sellers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Sellers on or prior to the Closing Date and (iii) the Purchasers shall have received a certificate, executed by an appropriate executive officer of the respective Seller and dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchasers;

     (f) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement;

     (g) The Purchasers shall have received the officer's certificate described in Section 3(c) above, dated as of the Closing Date; and

     (h) The Purchasers shall have received opinions of the Company's counsel, dated as of the Closing Date, (i) with respect to Federal telecommunications matters, in form, scope and substance reasonably satisfactory to the Purchasers, and (ii) with respect to other matters, in substantially the form of Exhibit D-1 attached hereto.

     8. Governing Law; Miscellaneous. (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK CITY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     (b)   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

     (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     (e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither of the Sellers or the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by each of the Sellers and all of the Purchasers.

     (f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective three days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed as follows:

                          If to either of the Sellers:

                          WinStar Communications, Inc.
                                 230 Park Avenue
                               New York, NY 10169
                         Attn: Timothy Graham, Executive
                       Vice President and General Counsel

                                  with copy to:

                            Graubard Mollen & Miller
                                600 Third Avenue
                               New York, NY 10016
                          Attn: David Alan Miller, Esq.

                  If to a Purchaser, to the address set forth immediately below such Purchaser's name on the Execution Pages.

                  Each party shall provide notice to the other parties of any change in address.

     (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither of the Sellers or the Purchasers shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, each of the Purchasers may assign its rights hereunder to any of such Purchaser's "affiliates", as that term is defined under the Exchange Act, to the extent such affiliate acquires the Preferred Stock and Warrants from such Purchaser, without the consent of the appropriate Seller. This provision shall not limit a Purchaser's right to transfer the Securities pursuant to the terms of the Certificate of Designation, the Warrants and this Agreement or to assign such Purchaser's rights under the Certificate of Designation, the Warrants and the Registration Rights Agreement (but not this 4 Agreement) to any such transferee.

     (h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     (i) Survival. The representations and warranties of the Sellers and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the Closing Date hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. The Company agrees to indemnify and hold harmless each of the Purchasers and each of such Purchaser's officers, directors, employees, partners, agents and affiliates and each of the Purchasers agrees to indemnify and hold harmless each of the Sellers and each of such Seller's officers, directors, employees, partners, agents and affiliates for loss or damage arising as a result of or related to any breach (or, in the case of a claim by anyone against any such person, any alleged breach) by the Sellers (for purposes of the Sellers' indemnification) or such Purchaser (for purposes of such Purchaser's indemnification) of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

     (j) Publicity. The Company and each of the Purchasers shall have the right to approve before issuance any press releases, SEC, NASDAQ, NASD or other regulatory filings, or any other public statements with respect to the transactions contemplated hereby or the identity of the Purchasers; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC, NASDAQ, NASD or other regulatory filings with respect to such transactions as is required by applicable law and regulations. The parties hereto agree that the press release in the form of Exhibit E hereto shall be released promptly after execution hereof.

     (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     (l) Personal and Other Liability. The Purchasers understand and acknowledge that no recourse under or upon any obligation, covenant, representation, warranty or agreement of the Company hereunder, or in the Warrant, Certificate of Designations or Registration Rights Agreement, shall be had against WCC or against any incorporator, shareholder, officer, director, employee or controlling person of the Company or WCC or of any successor person thereof. Each Purchaser, by accepting the Preferred Stock and Warrant, waives and releases all such liability.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                           WINSTAR COMMUNICATIONS, INC.,


                                           by: /s/
                                              -------------------------
                                         Name:
                                        Title:

                                             WINSTAR CREDIT CORP.


                                           by:  /s/
                                              --------------------------
                                         Name:
                                        Title:


                                                  THE PURCHASERS:
                                     BY CREDIT SUISSE FIRST BOSTON CORPORATION


                                           by: /s/
                                              -------------------------
                                         Name:
                                        Title: